                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                      P.A.M. TRANSPORTATION SERVICES, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

         4)       Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1)   Amount Previously Paid:

                  ---------------------------------------------------

             2)   Form, Schedule or Registration Statement No.:

                  ---------------------------------------------------


             3)   Filing Party:

                  ---------------------------------------------------


             4)   Date Filed:

                  ---------------------------------------------------

-------------
                  1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                      P.A.M. TRANSPORTATION SERVICES, INC.
                                HIGHWAY 412 WEST
                            TONTITOWN, ARKANSAS 72770

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Holders of Common Stock of P.A.M. Transportation Services, Inc.:


        Notice is hereby given that the Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc., a Delaware corporation (the "Company"), will be held at the Ritz-Carlton Hotel, 280 Vanderbilt Beach Road, Naples, Florida 34108, on Thursday, June 15, 2000 at 10:00 a.m. local time, for the following purposes:

(1) To set the number of directors for the ensuing year at six and to elect six directors to serve for a term of one year and until their successors have been elected and qualified; and

(2) To conduct such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record as of the close of business on April 21, 2000 will be entitled to notice of and to vote at said meeting or any adjournment thereof.

                                       By Order of the Board of Directors


                                       /s/  Robert W. Weaver

                                       Robert W. Weaver
                                       President and Chief Executive Officer
April 28, 2000





IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES.

                      P.A.M. TRANSPORTATION SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 15, 2000

                                 PROXY STATEMENT

        This proxy statement and form of proxy, which are first being mailed to stockholders on or about April 28, 2000, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of P.A.M. Transportation Services, Inc., for use at the Annual Meeting of Stockholders of the Company to be held at the Ritz-Carlton Hotel, 280 Vanderbilt Beach Road, Naples, Florida 34108, on Thursday, June 15, 2000, at 10:00 a.m., local time, and at any or all adjournments thereof. The address of the principal executive offices of the Company is Highway 412 West, Tontitown, Arkansas 72770 and the Company's telephone number is (501) 361-9111.

        The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

        Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of each of the nominees listed below. Abstentions and broker non-votes will not be counted as votes either in favor of or against any proposal and, with respect to any proposal other than the election of directors, would have the effect of a vote against such proposal.

        Only stockholders of record at the close of business on April 21, 2000 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of April 14, 2000, the Company had outstanding 8,439,957 shares of common stock. Each share of common stock issued and outstanding on such record date is entitled to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 14, 2000 with respect to ownership of the outstanding common stock by (i) all persons known to the Company to own beneficially more than five percent (5%) of any class of outstanding stock of the Company, (ii) each director of the Company and each nominee for director, (iii) each of the "Named Executive Officers" of the Company as shown in "Executive Compensation" herein, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named person has sole voting and investment powers with respect to all shares.

                                                             Shares of                        Percent
                                                            Common Stock                        of
              Beneficial Owner                           Beneficially Owned                    Class
              ----------------                           ------------------                    -----

         Matthew T. Moroun                                   5,615,713(1)                      66.5%
         12225 Stephens Road
         Warren, Michigan 48091

         Norman E. Harned                                    3,092,000(2)                      36.6%
         12225 Stephens Road
         Warren, Michigan 48091

         Robert W. Weaver                                      630,428(3)                       7.4%
         4470 Bridgewater Lane
         Fayetteville, Arkansas 72701

         Daniel C. Sullivan                                     18,000(4)                       *

         Charles F. Wilkins                                      7,000(5)                       *

         Frederick P. Calderone                                  4,000(6)                       *

         Joseph J. Casaroll                                      4,000(6)                       *

         W. Clif Lawson                                         85,900(7)                       1.0%

         Larry J. Goddard                                      101,813(7)                       1.2%

         Directors and Executive Officers                    6,466,854(8)                      75.0%
              as a Group (8 persons)

 *  Less than 1%.
--------------------
(1) Includes 5,000 shares owned directly, 8,000 shares subject to presently exercisable non-qualified stock options, 3,092,000 shares held in a trust of which Mr. Moroun is a co-trustee and a beneficiary, and 2,510,713 shares held by a limited partnership, the general partner of which is controlled by Mr. Moroun.
(2) Mr. Harned is a co-trustee with Matthew T. Moroun of the trust which holds these shares.
(3) Includes 55,000 shares subject to presently exercisable incentive stock options.
(4) Includes 7,000 shares subject to presently exercisable non-qualified stock options.
(5) Includes 6,000 shares subject to presently exercisable non-qualified stock options.
(6) Includes 4,000 shares subject to presently exercisable non-qualified stock options.
(7) Includes 50,000 shares subject to presently exercisable incentive stock options.
(8)      Includes 184,000 shares subject to presently exercisable stock options.

         There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

        Pursuant to the Bylaws of the Company, the number of members of the Board of Directors to be set by resolution of the stockholders is proposed to be six, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

        Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        The following persons have been nominated by management for election to the Board of Directors:

        ROBERT W. WEAVER, age 50, is a co-founder of the Company and served as its Vice President and a director from March 1980 to June 1986. He was President and Chief Operating Officer and a director from June 1986 until he resigned in February 1987. Between February 1987 and September 1989, he was self-employed as a transportation consultant. In September 1989, Mr. Weaver returned to the Company as President and Chief Operating Officer and a director. On February 22, 1990, he was appointed Chief Executive Officer.

        DANIEL C. SULLIVAN, age 59, has been a practicing attorney, specializing in transportation law, for more than ten years. Mr. Sullivan is currently a member of the firm of Sullivan & Hincks, Oak Brook, Illinois. Mr. Sullivan has served as a director of the Company since June 1986.

        MATTHEW T. MOROUN, age 27, is a stockholder and director (since 1993) of CenTra, Inc., a transportation holding company based in Warren, Michigan ("CenTra"). Since 1994, Mr. Moroun has been a director, stockholder and manager of Liberty Bell Agency, an insurance claims adjustment company, and since 1995, has been Chairman of the Board of DuraRock Reinsurance, Ltd., a reinsurance company. Mr. Moroun has served as a director of the Company since May 1992.

        CHARLES F. WILKINS, age 61, retired in January 1995 after 34 years of employment with Ford Motor Company, and since January 1995 has been self-employed as a transportation consultant. He served in various positions with Ford Motor Company in transportation management, including three years of service as Traffic Manager in Europe. Mr. Wilkins retired from the position of Director, Transportation and Traffic Office, in which he had served since 1990. Mr. Wilkins has been a member of the National Motor Carrier Advisory Committee of the Federal Highway Administration and was previously active in the National Industrial Transportation League as Chairman of the Audit Committee and Third Vice Chairman. Mr. Wilkins is currently an associate member of the American Society of Transportation and Logistics and a member of the Council of Logistics Management. Mr. Wilkins has served as a director of the Company since June 1995.

        FREDERICK P. CALDERONE, age 49, currently serves as a Vice President of CenTra. Mr. Calderone has held this position for the past 15 years. Prior to joining CenTra, Mr. Calderone was a partner with Deloitte, Haskins, & Sells, Certified Public Accountants (now Deloitte & Touche LLP). Mr. Calderone is a certified public accountant and an attorney.

        JOSEPH J. CASAROLL, age 62, retired in December 1997 from General Motors Corporation ("GM") where he was Director of Material Transportation, GM North American Operations. Mr. Casaroll began his career with GM in 1959 in the Chevrolet Motor Division and, during his career with GM, held various transportation and purchasing assignments. Mr. Casaroll is a past president of the Michigan Transportation Association and currently serves on the Board of Directors of the National Industrial Transportation League. He is also a member of the Council of Logistics Management and the Society of Packaging Professionals.

COMMITTEES OF THE BOARD AND MEETINGS

        The Company's Board of Directors has the following standing committees:

        (A) The Executive Committee, currently comprised of Messrs. Weaver, Moroun and Casaroll, exercises the authority of the Board of Directors in accordance with the Bylaws of the Company between regular meetings of the Board. The Executive Committee held no meetings during 1999.

        (B) The Audit Committee, currently comprised of Messrs. Sullivan, Wilkins, Moroun, Calderone and Casaroll, reviews and makes recommendations to the Board of Directors on the Company's audit procedures and independent auditors' report to management and recommends to the Board of Directors the appointment of independent auditors for the Company. The Audit Committee held one meeting during 1999.

        (C) The Compensation and Stock Option Committee, currently comprised of Messrs. Sullivan, Wilkins, Calderone and Casaroll, reviews and makes recommendations to the Board of Directors with respect to compensation of officers of the Company as well as assists the Board in the administration of the Company's Stock Option Plans. The Compensation and Stock Option Committee held no meetings during 1999.

        The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors. The Company does not have any formal procedure for considering stockholders' suggestions for director nominees prior to the solicitation of proxies. At the Annual Meeting, the Chair will entertain nominations for directors in accordance with the Company's Bylaws and Robert's Rules of Order.

        During 1999, the Board of Directors held three meetings. Each incumbent director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director's period of service.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1999, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except as follows: Robert W. Weaver, President and Chief Executive Officer, filed one report on Form 4 late reporting one stock option grant.

                             EXECUTIVE COMPENSATION

        The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each other executive officer whose salary and bonus exceeded $100,000 (the "Named Executive Officers") for the years ended December 31, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                                               Compensation
                                             Annual Compensation                  Awards
                                   ----------------------------------------|------------------|-------------------
                                                                           |                  |
  Name                                                                     |     Securities   |          All
  and Principal                                                            |     Underlying   |         Other
  Position                         Year             Salary          Bonus  |     Options (#)  |     Compensation(1)
  -------------------------------------------------------------------------|------------------|-------------------
                                                                           |                  |
  Robert W. Weaver                 1999            $343,500        $70,000 |            --    |         $     0
  President and Chief              1998             290,000         67,400 |        30,000    |               0
    Executive Officer; Director    1997             284,000         42,000 |            --    |             400
                                                                           |                  |
                                                                           |                  |
  W. Clif Lawson                   1999            $171,680        $35,836 |            --    |          $1,625
  Executive Vice President         1998             149,183         33,000 |            --    |             400
    and Chief Operating            1997             150,034         22,375 |            --    |             400
    Officer                                                                |                  |
                                                                           |                  |
  Larry J. Goddard                 1999            $137,500        $30,000 |            --    |          $2,253
  Vice President of Finance,       1998             126,010         27,500 |            --    |             400
    Chief Financial Officer        1997             120,440         18,750 |            --    |             400
    and Secretary/Treasurer

  --------------------

        (1) Represents amounts contributed by the Company pursuant to the Company's 401(k) Plan.

EMPLOYMENT AGREEMENT

        The Company entered into an Employment Agreement (the "Agreement") with Robert W. Weaver effective July 1, 1998, which expires on June 30, 2001 (unless extended pursuant to the Agreement). The Agreement provides that Mr. Weaver will be paid a base salary of $337,000 for the period July 1, 1998 through June 30, 1999, $350,000 for the period July 1, 1999 through June 30, 2000, and $375,000 for the period July 1, 2000 through June 30, 2001. Pursuant to the Agreement, Mr. Weaver was granted an option to purchase 30,000 shares of common stock. Mr. Weaver participates in bonus programs as authorized by the Board of Directors and is provided an automobile. Mr. Weaver has agreed not to compete with the Company for a period of one year following the termination of his employment with the Company. The Company has the right to extend the Agreement for an additional period of one year beyond the initial termination date at an annual base salary of $400,000.

OPTION GRANTS IN LAST FISCAL YEAR

        During 1999, there were no stock options granted to the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

        The following table sets forth information regarding (a) the number of shares of common stock received upon exercise of stock options by the Named Executive Officers in the fiscal year ended December 31, 1999, (b) the net value realized upon such exercise, (c) the number of unexercised options held at December 31, 1999 and (d) the aggregate dollar value of unexercised options held at December 31, 1999.


                    AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------------
                                                                                                   Value of Unexercised
                                                                    Number of Securities               In-the-Money
                                                                   Underlying Unexercised               Options at
                                Shares                           Options at Fiscal Year-End          Fiscal Year-End(1)
                               Acquired                  Value   --------------------------     ---------------------------
         Name                On Exercise(#)         Realized(2)   Exercisable/Unexercisable      Exercisable/Unexercisable
----------------------       --------------         -----------  ----------------------------   ---------------------------
Robert W. Weaver                   0                $       --           55,000/0                       $176,650/--

W. Clif Lawson                  30,000                 189,390           50,000/0                       $269,000/--

Larry J. Goddard                   0                        --           50,000/0                       $269,000/--

--------------------

(1) Dollar values were calculated by determining the difference between the fair market value ($11.125 per share at December 31, 1999) and the options' exercise price, multiplied by the number of shares underlying the options. An option is "in-the-money" if the market value of the common stock underlying the option exceeds the option's exercise price.
(2) Dollar values were calculated by determining the difference between the fair market value of the common stock underlying the options on the date such options were exercised and the options' exercise price, multiplied by the number of shares underlying the options.


COMPENSATION OF DIRECTORS

        Non-employee directors are currently paid $6,000 per year and $1,000 per Board or committee meeting attended, plus their expenses in attending such meetings. Directors who are also Company employees are not additionally compensated for their services as members of the Board of Directors.

        Pursuant to automatic grant provisions under the Company's Non-Qualified Stock Option Plan, on March 2 of each year, each non-employee director is granted an option to purchase 2,000 shares of common stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant. During 1999, options were granted to five non-employee directors of the Company covering an aggregate of 10,000 shares of common stock at a per share exercise price of $8.625.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        Daniel C. Sullivan and Matthew T. Moroun served as members of the Compensation and Stock Option Committee during 1999. Mr. Sullivan's law firm provides legal services to the Company from time to time and receives fees for services rendered. Mr. Moroun is a stockholder and director of CenTra, Inc., a transportation holding company based in Warren, Michigan ("CenTra"). The Company has had business relationships with certain transportation subsidiaries of CenTra, as described more fully below.

        During 1999, certain subsidiaries of CenTra made payments to the Company for transported freight in the aggregate amount of $933,379.

        During 1999, the Company made payments to certain subsidiaries of CenTra in the aggregate amount of $1,173,036. The principal components of these payments included fuel ($96,882), tires and road service ($521,070), and miscellaneous services or expenses ($555,084).

        Management believes that each of the above transactions was entered into on terms as favorable to the Company as could have been obtained from unaffiliated third parties, at the time such transactions were negotiated.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions" which describes certain business relationships between the Company and certain of its directors.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Board of Directors on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.


                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

        The Company reported net income of $11.3 million or $1.33 per share for the year ended December 31, 1999, and has been profitable since 1992. To reward the executive officers of the Company for the Company's significantly improved performance in recent years, the executive officers were paid a cash bonus for fiscal 1999, 1998 and 1997 under an Incentive Compensation Plan adopted by the Board of Directors (described below).

        For fiscal 1999 and in previous years, the Board of Directors has adopted an Incentive Compensation Plan covering all employees (except employees who are participating in an existing cash bonus plan), including the executive officers, which provides for the payment of a cash bonus for any calendar year in which the Company achieves certain specified operating ratios. For each targeted operating ratio goal, participating employees earn a specified percentage of their base compensation as a cash bonus. The Board of Directors believes this program serves as an incentive to all participating employees (currently approximately 260 employees) to give greater effort on behalf of the Company.

        Effective July 1, 1998, the Company entered into an Employment Agreement (the "Employment Agreement") with Robert W. Weaver, its President and Chief Executive Officer, expiring June 30, 2001, and has the option to extend the Employment Agreement for an additional one year period. The Employment Agreement provides that Mr. Weaver will be paid a base salary of $337,000 for the period July 1, 1998 through June 30, 1999, $350,000 for the period July 1, 1999 through June 30, 2000, and $375,000 for the period July 1, 2000 through June 30, 2001. Pursuant to the Employment Agreement, Mr. Weaver was granted an option to purchase 30,000 shares of common stock. The Employment Agreement was negotiated between Mr. Weaver and certain directors serving at the time of its approval, and the Board of Directors believes that the annual compensation to be paid to Mr. Weaver pursuant to the Employment Agreement compares favorably to the compensation paid to the chief executive officers of other public transportation companies similarly situated. Mr. Weaver is entitled to participate in any bonus pool or additional incentive compensation plans authorized and approved by the Board of Directors from time to time. During 1999, pursuant to the Company's Incentive Compensation Plan, Mr. Weaver was paid a bonus of $70,000. Mr. Weaver did not receive any other bonus or incentive compensation during 1999.

        With respect to the other executive officers of the Company, including
(i) the Executive Vice President and Chief Operating Officer and (ii) the Vice President of Finance, Chief Financial Officer and Secretary/Treasurer, the Board of Directors believes that the total compensation of these individuals has been competitive within the industry. These officers received a cash bonus during 1999 in the amounts of $35,836 and $30,000, respectively, under the Company's Incentive Compensation Plan.

        The Company maintains a Stock Option Plan for the purpose of awarding options to its executive officers and other key employees in the discretion of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee may take action in the future, based upon guidelines provided by the Board of Directors, to provide additional incentive compensation to the Company's executive officers. The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success.

        It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

                  Robert W. Weaver                Daniel C. Sullivan
                  Matthew T. Moroun               Charles F. Wilkins
                  Frederick P. Calderone          Joseph J. Casaroll

                      STOCKHOLDER RETURN PERFORMANCE GRAPH


        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for the NASDAQ Trucking and Transportation Stocks for the period of five years commencing December 30, 1994 and ending December 31, 1999. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 30, 1994.


                      P.A.M. TRANSPORTATION SERVICES, INC.
                      STOCKHOLDER RETURN PERFORMANCE GRAPH
                                      1999


                                    [GRAPH]





---------------------------------------------------------------------------------------------------------------------
                                          |    1994    |   1995   |     1996   |    1997   |     1998  |     1999   |
                                          |            |          |            |           |           |            |
PTSI                                      |  $100.00   | $127.08  |   $ 76.05  |  $166.67  |   $150.00 |   $185.42  |
NASDAQ Stock Market U.S.                  |  $100.00   | $141.33  |   $173.89  |  $213.07  |   $300.25 |   $542.43  |
NASDAQ Trucking & Transportation Stocks   |  $100.00   | $116.67  |   $128.79  |  $164.84  |   $148.30 |   $158.38  |
---------------------------------------------------------------------------------------------------------------------

                         INDEPENDENT PUBLIC ACCOUNTANTS

        Arthur Andersen LLP served as the independent auditors of the Company for the fiscal year ended December 31, 1999. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.


              ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

        Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1999 Annual Report to Stockholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to the Secretary of the Company, Larry J. Goddard, at the offices of the Company, Highway 412 West, P.O. Box 188, Tontitown, Arkansas 72770. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.


                              STOCKHOLDER PROPOSALS

        Any proposal to be presented at the 2001 Annual Meeting of Stockholders must be received at the principal executive offices of the Company not later than December 21, 2000, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

        In connection with the Company's Annual Meeting of Stockholders to be held in 2001, if the Company does not receive notice of a matter or proposal to be considered by March 5, 2001, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is properly raised at the Annual Meeting and put to a vote.

                                  OTHER MATTERS

        Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.


                                      By Order of the Board of Directors

                                      /s/ Robert W. Weaver
                                      -------------------------------------
                                      Robert W. Weaver
                                      President and Chief Executive Officer

April 28, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                      P.A.M. TRANSPORTATION SERVICES, INC.

    The undersigned stockholder(s) of P.A.M. Transportation Services, Inc., a Delaware corporation, hereby appoints Robert W. Weaver and Larry J. Goddard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc. to be held on Thursday, June 15, 2000 at 10:00 a.m., local time, at the Ritz-Carlton Hotel, 280 Vanderbilt Beach Road, Naples, Florida 34108, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. To set the number of directors for the ensuing year at six, and to elect six directors for a term of one year and until their successors are elected and qualified:

   [ ]  FOR all nominees listed below     [ ]  WITHHOLD AUTHORITY to vote for
    all nominees
       (except as otherwise indicated below.)

            Robert W. Weaver; Daniel C. Sullivan; Matthew T. Moroun; Charles F. Wilkins; Frederick P. Calderone; and Joseph J. Casaroll

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME(S) ON THE LINE BELOW:

   -----------------------------------------------------------------------------

2. In their discretion, upon such matter or matters which may properly come before the meeting or any adjournment thereof.
             (Continued and to be dated and signed on reverse side)

    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ABOVE PROPOSAL AND AS PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                  Dated:

--------------------------------------------------------------------------, 2000

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature
                                                  (This Proxy should be marked,
                                                  dated, and signed by the
                                                  stockholder(s) exactly as his
                                                  or her name appears hereon,
                                                  and returned promptly in the
                                                  enclosed envelope. Persons
                                                  signing in a fiduciary
                                                  capacity should so indicate.
                                                  If shares are held by joint
                                                  tenants or as community
                                                  property, both should sign.)